                         OPPENHEIMER Portfolio Series
                                (the "Trust")

                                   BY-LAWS

                            (December 8, 2004)

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1. Place of Meeting.  All  meetings of the  Shareholders  (which
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terms as used  herein  shall,  together  with all other  terms  defined in the
Declaration  of Trust,  have the same meaning as in the  Declaration of Trust)
shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meeting.

      Section 2.  Shareholder  Meetings.  Meetings of the Shareholders for any
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purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third of the entire  number of Shares issued and  outstanding  and  entitled to vote  thereat.  Such  request  shall state the purpose or purposes of the proposed meeting.  In addition,  meetings of the  Shareholders  shall be called by the Board of Trustees upon receipt of the  request in  writing  signed by  Shareholders  that hold not less than ten percent of the entire number of Shares issued and  outstanding and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

      Section  3.  Notice of  Meetings  of  Shareholders.  Written  or printed
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notice of every  meeting of  Shareholders,  stating the time and place thereof
(and the  general  nature of the  business  proposed to be  transacted  at any special  or  extraordinary  meeting),  shall  be  given  to  each  Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder at the  Shareholder's  residence  or usual  place of  business  or by mailing it, postage prepaid and addressed to the Shareholder's  address as it appears upon the books of the Trust.  In lieu  thereof,  such notice also may be  delivered
by  such  other  means,  for  example  electronic  delivery,   to  the  extent
consistent with applicable laws.

      No notice of the time,  place or purpose of any meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record  Dates.  The Board of Trustees may fix, in advance,  a
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record date for the  determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

      Section 5.  Access to  Shareholder  List.  The Board of  Trustees  shall
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make  available  a list of the  names and  addresses  of all  shareholders  as recorded  on the books of the Trust,  upon  receipt of the  request in writing signed  by not less than ten  Shareholders  (who have been such for at least 6 months)  holding  Shares of the Trust  valued at  $25,000  or more at  current offering  price (as  defined in the  Trust's  Prospectus)  or holding not less than one percent in amount of the entire  number of shares of the Trust issued and  outstanding;  such  request  must  state that such  Shareholders  wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting to remove one or more trustees  pursuant to Section 2 of
Article I and Section 2 of Article II of these By-Laws and be  accompanied  by a form of  communication  to the  Shareholders.  The Board of Trustees may, in
its  discretion,  satisfy its  obligation  under this Section 5 by either,  as required by Section 16(c) of the Investment  Company Act, making available the
Shareholder List to such  Shareholders at the principal  offices of the Trust, or at the offices of the  Trust's  transfer  agent,  during  regular  business hours, or by mailing a copy of such Shareholders'  proposed  communication and
form   of   request,   at   their   expense,   to  all   other   Shareholders.
Notwithstanding the foregoing,  the Board of Trustees may also take such other action as may be permitted under Section 16(c) of the Investment Company Act.

      Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or
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by proxy of the holders of record of more than one-third of the Shares,  or of the shares of any Series or Class,  of the Trust  issued and  outstanding  and entitled to vote  thereat,  shall  constitute a quorum,  respectively,  at all meetings  of the  Shareholders;  provided,  however,  that if any action to be taken by the  Shareholders  or by a Series or Class at a meeting  requires  an affirmative  vote  of a  majority,  or more  than a  majority,  of the  shares outstanding  and  entitled to vote,  then in such event the presence in person or by proxy  of the  holders  of a  majority  of the  shares  outstanding  and entitled  to  vote  at  such a  meeting  shall  constitute  a  quorum  for all purposes.  At a meeting at which a quorum is present,  a vote of a majority of the quorum shall be  sufficient  to transact  all business at the meeting.  If at any meeting of the Shareholders  there shall be less than a quorum present, the  Shareholders  or Trustees  present at such meeting may,  without  further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business shall be transacted at any such  adjourned  meeting except such as might have been lawfully transacted had the meeting not been adjourned.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

      Section 7.  Voting and  Inspectors.  At all  meetings  of  Shareholders,
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each  Shareholder  shall be entitled to one vote on each matter submitted to a vote of the  Shareholders  of the  affected  Series  or Class  for each  Share standing  in his  name  on the  books  of the  Trust  on the  date  fixed  for determination  of  Shareholders  of the affected  Series or Class  entitled to vote at such meeting (except, if the Board so determines,  for Shares redeemed prior to the meeting),  and each such Series shall vote as an individual class
("Individual Class Voting");  a Series or Class shall be deemed to be affected when a vote of the  holders of that Series or Class on a matter is required by the Investment Company Act of 1940 (the "1940 Act");  provided,  however, that as to any matter with respect to which a vote of  Shareholders  is required by the 1940  Act or by any  applicable  law  that  must be  complied  with,  such requirements  as to a vote by  Shareholders  shall apply in lieu of Individual
Class  Voting  as  described   above.   Any   fractional   Share  shall  carry
proportionately  all the rights of a whole Share,  including the right to vote and the right to receive  dividends.  At all meetings of  shareholders,  every shareholder  of record  entitled to vote at such meeting  shall be entitled to vote at such meeting either in person or by proxy.  Proxies may be given by or on behalf of a  Shareholder  in writing or by electronic  means,  including by telephone, facsimile or via the Internet.

      All elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares  entitled to vote at such  election  shall,  appoint two  inspectors  of  election  who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the office of Trustee  shall be appointed such Inspector.

      The  Chairman of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten percent  (10%) of the Shares  entitled to vote on such election or matter.

      Section 8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
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Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if none of the Chairman of the Board of
Trustees,  the President or any Vice-President is present, by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as
Secretary of such meetings,  or if he is not present,  an Assistant  Secretary shall so act,  or if neither  the  Secretary  nor an  Assistant  Secretary  is present, than the meeting shall elect its secretary.

      Section 9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every
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meeting  of the  Shareholders,  all  proxies  shall be  received  and taken in charge of and all ballots  shall be received and canvassed by the secretary of the meeting,  who shall decide all  questions  touching the  qualification  of voters,  the  validity of the  proxies,  and the  acceptance  or  rejection of votes,  unless inspectors of election shall have been appointed as provided in
Section 7, in which event such  inspectors  of election  shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

      Section 1.  Number and Tenure of Office.  The  business  and  affairs of
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the Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise provided herein,  hold office until the next meeting of Shareholders of the Trust  following  his  election  called  for the  purpose  of  electing
Trustees or until his successor is duly elected and  qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase  or Decrease in Number of  Trustees;  Removal.  The
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Board  of  Trustees,  by the  vote of a  majority  of the  entire  Board,  may increase  the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees  to fill the  vacancies  created by any such  increase  in the number of Trustees  until the next meeting  called for the purpose of electing
Trustees or until their successors are duly elected and qualify;  the Board of
Trustees,  by the  vote  of a  majority  of the  entire  Board,  may  likewise decrease  the  number of  Trustees  to a number  not less  than  three but the tenure of office of any Trustee  shall not be  affected by any such  decrease.
Vacancies  occurring other than by reason of any such increase shall be filled by a vote of a majority of the entire  Board then  sitting.  In the event that after the proxy  material  has been printed for a meeting of  Shareholders  at which  Trustees are to be elected and any one or more  nominees  named in such proxy  material  should  die,  become  incapacitated  or  fail  to  stand  for election,  the authorized number of Trustees shall be automatically reduced by the  number  of such  nominees,  unless  the  Board of  Trustees  prior to the meeting shall otherwise determine.

      A Trustee at any time may be  removed  either  with or without  cause by resolution  duly adopted by the  affirmative  votes of the holders of not less than two-thirds of the outstanding  Shares of the Trust,  present in person or by proxy at any  meeting  of  Shareholders  at which  such  vote may be taken, provided  that a quorum is  present.  Any  Trustee  at any time may be removed for cause by  resolution  duly adopted at any meeting of the Board of Trustees provided  that notice  thereof is  contained in the notice of such meeting and that such  resolution  is  adopted  by the vote of at least two  thirds of the
Trustees  whose  removal is not  proposed.  As used herein,  "for cause" shall mean any cause which  under  Massachusetts  law would  permit the removal of a
Trustee of a business trust.

      Section 3.  Place of  Meeting.  The  Trustees  may hold their  meetings,
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have  one  or  more  offices,   and  keep  the  books  of  the  Trust  outside
Massachusetts,  at any office or offices of the Trust or at any other place as they  may  from  time to time by  resolution  determine,  or,  in the  case of meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section  4.  Regular   Meetings.   Regular  meetings  of  the  Board  of
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Trustees  shall  be held at such  time  and on  such  notice,  if any,  as the
Trustees may from time to time determine.

      Section  5.  Special   Meetings.   Special  meetings  of  the  Board  of
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Trustees  may be held from time to time upon call of the Chairman of the Board of Trustees,  if any, the President or two or more of the  Trustees,  by oral, telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee  not less than one day before  such  meeting.  No notice need be given to any  Trustee  who  attends  in  person  or to any  Trustee  who in  writing executed and filed with the records of the meeting  either before or after the holding  thereof,  waives  such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 6.  Quorum.  A majority  of the  Trustees  then in office  shall
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constitute a quorum for the  transaction  of business,  provided that a quorum shall in no case be less than two  Trustees.  If at any  meeting  of the Board there  shall be less than a quorum  present  (in  person or by open  telephone line,  to the extent  permitted by the 1940 Act), a majority of those  present may  adjourn  the  meeting  from time to time  until a quorum  shall have been obtained.  The act of the majority of the  Trustees  present at any meeting at which  there  is a  quorum  shall be the act of the  Board,  except  as may be otherwise  specifically provided by statute, by the Declaration of Trust or by these By-Laws.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

      Section  7.  Executive  Committee.  The Board of  Trustees  may,  by the
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affirmative  vote of a majority of the entire  Board,  elect from the Trustees an  Executive  Committee  to consist of such number of Trustees  (but not less than  two) as the  Board  may  from  time  to time  determine.  The  Board  of
Trustees by such  affirmative  vote shall have power at any time to change the members of such  Committee and may fill vacancies in the Committee by election from  the  Trustees.  When  the  Board  of  Trustees  is not in  session,  the
Executive  Committee  shall have and may  exercise any or all of the powers of the Board of Trustees in the  management  of the  business  and affairs of the
Trust  (including  the power to authorize  the seal of the Trust to be affixed to all papers  which may  require it) except as provided by law and except the power to increase or decrease  the size of, or fill  vacancies  on, the Board.
The  Executive  Committee  may fix its own rules of  procedure,  and may meet, when and as provided by such rules or by  resolution of the Board of Trustees, but in every case the presence of a majority  shall be necessary to constitute a quorum.  In the  absence  of any  member  of the  Executive  Committee,  the members  thereof  present at any  meeting,  whether or not they  constitute  a quorum may  appoint a member of the Board of  Trustees  to act in the place of such absent member.

      Section   8.  Other   Committees.   The  Board  of   Trustees,   by  the
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affirmative  vote  of a  majority  of the  entire  Board,  may  appoint  other committees  which shall in each case  consist of such number of members of the
Board (not less than two) and shall have and may  exercise  such powers as the
Board may  determine  in the  resolution  appointing  them.  A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees shall otherwise  provide.
The Board of  Trustees  shall have power at any time to change the members and powers of any such  committee,  to fill  vacancies,  and to discharge any such committee.

      Section 9. Informal  Action by and  Telephone  Meetings of Trustees and
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Committees.  Any action  required or  permitted  to be taken at any meeting of
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the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee of the Board of Trustees may  participate in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

      Section 10.  Compensation  of Trustees and Committee  Members.  Trustees
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and  members of the  Committees  appointed  by the Board  shall be entitled to receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

      Section  11.  Dividends.  Dividends  or  distributions  payable  on  the
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Shares of any Series or Class of the Trust may,  but need not be,  declared by specific resolution of the Board as to each dividend or distribution;  in lieu of such specific resolutions, the Board may, by general resolution,  determine the method of computation  thereof, the method of determining the Shareholders of the  Series  or  Class  to  which  they  are  payable  and the  methods  of determining  whether and to which  Shareholders they are to be paid in cash or in additional Shares.

      Section   12.   Indemnification.   Before   an   indemnitee   shall   be
                      ----------------
indemnified  by the Trust,  there  shall be a  reasonable  determination  upon review  of the  facts  that the  person to be  indemnified  was not  liable by reason of  disabling  conduct  as defined in the  Declaration  of Trust.  Such determination  may be made  either  by vote of a  majority  of a quorum of the
Board who are  neither  "interested  persons"  of the Trust or the  investment adviser nor parties to the  proceeding or by independent  legal  counsel.  The
Trust  may  advance  attorneys'  fees  and  expenses  incurred  in  a  covered proceeding  to the  indemnitee  if the  indemnitee  undertakes  to  repay  the advance unless it is determined that he is entitled to  indemnification  under the Declaration of Trust.  Also at least one of the following  conditions must be satisfied:  (1) the indemnitee  provides  security for his undertaking,  or
(2) the Trust is insured against losses arising by reason of lawful  advances, or (3) a majority of the disinterested  nonparty Trustees or independent legal counsel in a written opinion shall determine,  based upon review of all of the facts,  that there is reason to believe that the indemnitee will ultimately be found entitled to indemnification.

                                 ARTICLE III

                                   OFFICERS

      Section 1.  Executive  Officers.  The  executive  officers  of the Trust
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shall  include a Chairman of the Board of Trustees,  a President,  one or more
Vice-Presidents  (the  number  thereof  to  be  determined  by  the  Board  of
Trustees),  a Secretary  and a  Treasurer.  The  Chairman of the Board and the
President  shall be selected  from among the  Trustees.  The Board of Trustees
may  also  in  its  discretion   appoint  Assistant   Secretaries,   Assistant
Treasurers,   and  other  officers,  agents  and  employees,  who  shall  have authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may occur in any
office.  Any  two  offices,   except  those  of  Chairman  of  the  Board  and
Secretary,  and President and Secretary,  may be held by the same person,  but no officer shall  execute,  acknowledge  or verify any instrument in more than one  capacity,  if such  instrument  is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section  2. Term of  Office.  The term of office of all  officers  shall
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be until their  respective  successors  are chosen and qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

      Section 3.  Powers and  Duties.  The  officers  of the Trust  shall have
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such powers and duties as generally  pertain to their respective  offices,  as well as such  powers and duties as may from time to time be  conferred  by the
Board of Trustees or the  Executive  Committee.  Unless  otherwise  ordered by the Board of Trustees,  the Chairman of the Board shall be the Chief Executive
Officer.

                                  ARTICLE IV

                                    SHARES

      Section 1. Share  Certificates.  The Board of  Trustees  has  discretion
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to  determine  from time to time whether (i) all of the Shares of the Trust or any  Series  or  Class  shall  be  issued  without  certificates,  or  (ii) if certificates  are to be issued for any Shares,  the extent and  conditions for such issuance, and the form(s) of such certificates.

      Section 2.  Transfer  of Shares.  Shares of any Series or Class shall be
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transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series or Class,  duly  endorsed  or  accompanied  by  proper  instruments  of assignment and transfer,  with such proof of the authenticity of the signature as the Trust or its agent may  reasonably  require;  in the case of shares not represented by certificates,  the same or similar  requirements may be imposed by the Board of Trustees.

      Section 3. Share  Ledgers.  The share  ledgers of the Trust,  containing
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the name and address of the  Shareholders of each Series or Class of the Trust and the number of shares of that Series or Class,  held by them  respectively, shall be kept at the  principal  offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
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Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

      The Board of Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      The By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.